June 13, 2007

RESTATED AND AMENDED

LETTER LOAN AGREEMENT

The Beard Company

5600 N. May Avenue, Suite 320

Oklahoma City, Oklahoma 73112

Gentlemen:

This Restated and Amended Letter Loan Agreement supersedes and replaces the previous Restated and Amended Letter Loan Agreement between the parties hereto dated March 26, 2004, as amended by the parties on June 25, 2004, and as further restated and amended by the parties on April 1, 2005 and March 3, 2006.

This Restated and Amended Letter Loan Agreement sets forth the terms and conditions under which we have agreed to continue $2,782,900.59 of the loan previously made to you in the principal amount of $3,000,000.00 (the “Loan”), which is no longer a revolving loan. Accordingly, as payments are made on the Loan, additional advances will no longer be permitted.

1.	LENDER:	The William M. Beard and Lu Beard 1988 Charitable Unitrust (the “Unitrust”).

2.	BORROWER:	The Beard Company.

3. AMOUNT:

$2,782,900.59. The Loan shall be evidenced by a promissory note in the amount of $2,782,900.59 dated February 14, 2005* (the “Note”). The Borrower shall be permitted to make prepayments without penalty up to the amount of the Note.

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*The Note (which has been styled as the “THIRD REPLACEMENT RENEWAL AND EXTENSION PROMISSORY NOTE”) has been dated February 14, 2005 because it was on that date that all accrued interest on a former note was paid and a principal repayment was made which reduced the principal balance under the Loan Agreement from $2,785,000.00 down to $2,782,900.59. The original Unitrust Note and all replacement notes are hereinafter referred to, individually and collectively, as “the Prior Unitrust Note.”

4. INTEREST RATE:	A fixed rate of 10.00%.

5. REPAYMENT:	The outstanding principal balance (the “Indebtedness”)

plus unpaid accrued interest shall be due and payable on April 1, 2009.

6. COLLATERAL:

The Lender, together with certain Note Holders (other than Boatright), has previously filed a Deed of Trust, Assignment of Production, and Financing Statement of record (a “Lien”) on Borrower’s working and overriding royalty interests in the

McElmo Dome Unit in Montezuma and Dolores Counties of Colorado (the “Interests”). Although the other Note Holders (other than Boatright Family LLC (“Boatright”) have been repaid in full as of this date, the Lien has not been released even though such Note Holders no longer have an interest therein.

On July 22, 2005, Borrower delivered to Boatright a note In the principal amount of $390,000.00 (the “Company Boatright Note”), and an Amended and Restated Deed of Trust, Assignment of Production, and Financing Statement was placed of record (the “2005 Deed of Trust”) which placed an additional Lien on Borrower’s Interests in the McElmo Dome Unit and will determine the relative rights as to proceeds under the 2005 Deed of Trust as between Lender and Boatright.

On June 8, 2007, Borrower delivered to First Fidelity Bank, N.A. (the “Bank”) a note in the principal amount Of $1,500,000.00 (the “Bank Note”) and a new Deed of Trust, Assignment of Production, and Financing Statement was placed of record (the “2007 Deed of Trust”) which placed an additional Lien on Borrower’s Interests in the McElmo Dome Unit. The Lender, the Borrower and Boatright executed a Subordination Agreement whereby both the Unitrust and Boatright agreed to subordinate their respective notes and Liens to the Bank Note.

7. COVENANT

Until the Indebtedness has been paid in full, the Borrower will not sell, transfer, convey or otherwise dispose of, all or a substantial portion of its assets now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions, and the Borrower will not merge or consolidate with any person or entity or permit any such merger or consolidation with the Borrower. This paragraph specifically excludes asset sales incurred in the normal course of business.

8.	EVENTS OF
DEFAULT:	If any of the following conditions or events (“Events of Default”) shall occur and be continuing:

A.	Failure of the Borrower to pay when due any amounts, including principal or interest on the Note (whether at the stated maturity, upon acceleration or otherwise).

B.	Any Event of Default as specified in the Note

C.	Any default or breach in the performance of any covenant, obligation, representation, warranty or provision contained in this Letter Loan Agreement or in the Note or in any other note or obligation of Borrower to the Unitrust.

D.

The Borrower shall: (i) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of the Borrower or any of its properties, (ii) admit in writing the inability to pay, or generally fail to pay, its debts when they come due, (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation of the Borrower, or if corporate action should be taken by the Borrower for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this paragraph, which appointment or proceeding is not terminated or discharged within 60 days, or (vi) become insolvent.

THEN upon the occurrence of any Event of Default described in the foregoing paragraphs the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

If the foregoing terms and conditions are acceptable to you, please acknowledge your agreement by signing below and returning one copy of this Letter Loan Agreement to us.

Sincerely,

LENDER:

THE WILLIAM M. BEARD AND LU BEARD

1988 CHARITABLE UNITRUST

/s/ William M. Beard	/s/ Lu Beard
William M. Beard, Trustee	Lu Beard, Trustee

Accepted effective this 13th day of June, 2007.

BORROWER:

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

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